EXHIBIT 11

                          UNISON HEALTHCARE CORPORATION
                 Statement Re: Computation of Per Share Earnings
                        (In thousands, except per share)
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
                                                 Three Months Ended    Nine Months Ended
                                                    September 30,        September 30,
                                                 ------------------    -----------------
                                                   1997       1996      1997       1996
                                                   ----       ----      ----       ----
FOR PRIMARY EARNINGS PER SHARE (1)
Shares outstanding at beginning of period (2)      6,422      4,428     6,078      4,230
Shares issued to former Signature shareholders                            173
Conversion of debentures                              --         --       102         94
Exercise of stock purchase warrants                   --         38                   68
Exercise of stock options                             --          2         1          1
                                                 -------   --------   -------   --------
Weighted average number of shares and share
   equivalents outstanding                         6,422      4,468     6,354      4,393
                                                 -------   --------   -------   --------
Net loss                                         $(1,956)  $(12,209)  $(8,971)  $(10,690)
                                                 -------   --------   -------   --------
Net loss per share, primary                      $ (0.30)  $  (2.73)  $ (1.41)  $  (2.43)
                                                 =======   ========   =======   ========
FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used
   in primary calculation                          6,422      4,468     6,354      4,393
Additional dilutive effect of stock options,
   warrants and convertible debentures                --         --        --         --
                                                 -------   --------   -------   --------
Weighted average number of shares fully diluted    6,422      4,468     6,354      4,393
                                                 -------   --------   -------   --------
Net loss                                         $(1,956)  $(12,209)  $(8,971)  $(10,690)
                                                 -------   --------   -------   --------
Net loss per share, fully diluted                $ (0.30)  $  (2.73)  $ (1.41)  $  (2.43)
                                                 =======   ========   =======   ========
ADDITIONAL FULLY DILUTED COMPUTATION (3)
Net loss                                         $(1,956)  $(12,209)  $(8,971)  $(10,690)
Add interest on convertible debentures,
  net of tax effect                                   33         42        66        126
                                                 -------   --------   -------   --------
Net loss as adjusted                             $(1,923)  $(12,167)  $(8,905)  $(10,564)
                                                 -------   --------   -------   --------
Weighted average number of shares fully diluted    6,422      4,468     6,354      4,393
Shares issuable upon conversion of debentures        636        225       428        243
                                                 -------   --------   -------   --------
Weighted average number of shares, as adjusted     7,058      4,693     6,782      4,636
                                                 =======   ========   =======   ========
Net loss per share, fully diluted                $ (0.27)  $  (2.59)  $ (1.31)  $  (2.28)
                                                 =======   ========   =======   ========
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(1)  Shares used in these  tables are  weighted  based on the number of days the shares were outstanding or assumed to be outstanding during each period.

(2) On October 31, 1996, Unison acquired American Professional Holding, Inc. and Memphis Clinical Laboratory, Inc. in a business combination accounted for as a pooling of interests. Unison issued 540,000 common shares in connection with these acquisitions. Earnings per share information for the three and nine months ended September 30, 1996 has been restated to reflect these acquisitions.

(3) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
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